Exhibit 99.1

PRESS RELEASE

Cabot Microelectronics Corporation Completes Acquisition of KMG Chemicals

•            Significantly expands capabilities across consumables-based electronic materials, and adds high quality, growth-oriented performance materials products

•            KMG Electronic Chemicals business complements existing CMP product offerings and increases customer touchpoints with the world’s leading semiconductor manufacturers

•            Acquired Performance Materials business provides exposure to new end-markets with attractive growth and profitability characteristics

•            Targets to achieve $25 million of estimated annual cost synergies within the first two years

Aurora, IL., November 15, 2018 — Cabot Microelectronics Corporation (Nasdaq: CCMP), today announced that it has completed its previously announced acquisition of KMG Chemicals, Inc. As a result of the acquisition, KMG has become a wholly owned subsidiary of Cabot Microelectronics. Under the terms of the definitive agreement, each share of KMG common stock was converted into the right to receive $55.65 in cash and 0.2000 of a share of Cabot Microelectronics common stock, without interest and with cash paid in lieu of any fractional shares.

The acquisition will extend and strengthen Cabot Microelectronics’ position as one of the leading suppliers of consumable materials to the semiconductor industry. Additionally, the combined company will be a leading global provider of performance products and services for improving pipeline operations and optimizing throughput. The transaction is expected to be significantly accretive to Cabot Microelectronics’ free cash flow and adjusted earnings per share in year one, excluding any acquisition-related costs.

“I am pleased to announce that we have completed the KMG transaction. We welcome KMG’s employees to our team and look forward to our journey together towards becoming the premier global provider of semiconductor and specialty materials. We believe that our employees, customers and shareholders will benefit from this transaction as we become a stronger company, focused on providing high-performing and innovative solutions to our customers,” said David Li, President and CEO of Cabot Microelectronics. “KMG’s

industry-leading electronic materials business will expand our CMP product offerings with high-purity solutions used throughout the semiconductor manufacturing process. We are also excited about the addition of KMG’s performance materials businesses to our portfolio which will allow us to expand our participation into new markets including the attractive, high-growth pipeline performance segment.”

In connection with the acquisition, Cabot Microelectronics borrowed $1.065 billion under a new senior secured term loan facility, the proceeds of which were used to finance in part the cash portion of the merger consideration, to repay KMG’s existing indebtedness and to pay fees and expenses related to the acquisition.  Cabot Microelectronics issued approximately 3.2 million shares of common stock to holders of KMG common stock for the stock portion of the merger consideration.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world’s leading supplier of consumable materials to semiconductor manufacturers and pipeline operators. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers.  Cabot Microelectronics Corporation is also a leading supplier of performance materials to pipeline operators and industrial wood preservation industry. The company’s mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits of the acquisition of KMG by Cabot Microelectronics. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.

The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: higher than expected or unexpected costs associated with or relating to the acquisition; the risk that expected benefits, synergies and growth prospects of the acquisition may not be achieved in a timely manner or at all; the ability to successfully integrate KMG’s business with Cabot Microelectronics; the risk that Cabot Microelectronics will be unable to retain and hire key personnel; and the risk that disruption from the acquisition may adversely affect Cabot Microelectronics’ business and its relationships with customers, suppliers, distributors or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Cabot Microelectronics’ and KMG’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Cabot Microelectronics’ and KMG’s most recent Annual Reports on Form 10-K and the registration statement on Form S-4 filed by Cabot Microelectronics with respect to the shares of Cabot Microelectronics issued in connection with the acquisition. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Director of Investor Relations
Cabot Microelectronics Corporation
(630) 499-2600